Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Endeavour Silver Corp
Reporting Year	From	1/1/2025	To:	12/31/2025	Date submitted	5/27/2026
Reporting Entity ESTMA Identification Number	E850912		Original Submission Amended Report
Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Elizabeth Senez				Date	5/27/2026
Position Title	CFO

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2025	To:	12/31/2025
Reporting Entity Name	Endeavour Silver Corp				Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E850912
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc... within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Mexico	Federal Government of Mexico	Secretariat of the Economy			823,000					823,000	Concession Fees
Mexico	Federal Government of Mexico	Treasury Federation	12,794,000	1,051,000						13,845,000	Income Taxes, Custom Fees and Taxes; Extraordinary Mining Duties and Special Mining Duties
Mexico	Federal Government of Mexico	National Water Commission			110,000					110,000
Peru	National Government of Peru	National Superintendence of Customs and Tax Administration	4,597,000	1,131,000						5,728,000	Income Taxes, Mining Royalty and Special Mining tax
Peru	National Government of Peru	Supervisory Body for Investment in Energy and Mining (OSINERGMIN)			76,000					76,000

Additional Notes:	1) All amounts have been reported in United States dollars (""USD""). Amounts paid in currencies other than USD have been translated at the weighted average of the exchange rates during the reporting period (MXN/USD exchange rate 0.05217 and PEN/USD exchange rate 0.2837)
2) All amounts have been rounded to the nearest US$1,000
	3) Payments in Peru relate to the period from May 1 to December 31, 2025, corresponding to the period during which the Company owned and consolidated Kolpa Mine.

1 Enter the proper name of the Payee receiving the money (i.e. the municipality of x, the province of y, national government of z).

2 Optional field.

3 When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.

4 Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the Additional notes row or the Notes column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2025	To:	12/31/2025
Reporting Entity Name	Endeavour Silver Corp				Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E850912
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Mexico	Bolanitos Mine	2,479,000	361,000	78,000					2,918,000
Mexico	Guanacevi Mine	10,192,000	690,000	84,000					10,966,000
Mexico	Terronera Project	33,000		371,000					404,000
Mexico	Pitarrilla Project	6,000		118,000					124,000
Mexico	Guadalupe Project	7,000		64,000					71,000
Mexico	Exploration Projects	77,000		218,000					295,000
Peru	Kolpa Mine	4,597,000	1,131,000	76,000					5,804,000

Additional Notes[3]:	1) All amounts have been reported in United States dollars (""USD""). Amounts paid in currencies other than USD have been translated at the weighted average of the exchange rates during the reporting period (MXN/USD exchange rate 0.05217 and PEN/USD exchange rate 0.2837)
2) All amounts have been rounded to the nearest US$1,000
	3) Payments in Peru relate to the period from May 1 to December 31, 2025, corresponding to the period during which the Company owned and consolidated Kolpa Mine.

1 Enter the project that the payment is attributed to. Some payments may not be attributable to a specific project, and do not need to be disclosed in the "Payments by Project" table.

3 Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the "Additional Notes" row or the "Notes" column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.